                                                                     EXHIBIT 4.9


                             JACKSON PRODUCTS, INC.

                   THIRD AMENDMENT TO STOCKHOLDERS AGREEMENT


     THIS THIRD AMENDMENT TO STOCKHOLDERS AGREEMENT, dated as of June 1, 1997 (this "Amendment"), is made by and among JACKSON PRODUCTS, INC., a Delaware
       ---------
corporation (together with its subsidiaries, unless otherwise indicated by the context, the "Company"), whose address is 101 S. Hanley Road, St. Louis,
              -------
Missouri 63105, MCIT PLC, an investment trust organized under the laws of the United Kingdom ("MCIT"), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MASSMUTUAL
                 ----
PARTICIPATION INVESTORS, MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED, MASSMUTUAL CORPORATE INVESTORS, THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY and the JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY (collectively with MCIT, the "Institutional Investors") and SAFETY PARTNERS, L.P. ("Safety Partners"), the
------------------------                               ---------------
Jordan Investors (as defined therein) that are signatories hereto (the "Jordan
                                                                        ------
Investors") and the management Stockholders referred to in the signature pages
---------
hereto (the "Management Stockholders" and, together with MCIT, the Institutional
             -----------------------
Investors, Safety Partners and the Jordan Investors, the "Stockholders").
                                                          ------------

     WHEREAS, a Stockholders Agreement was entered into on August 16, 1995 and amended on March 1, 1996 (as amended, the "Agreement"), by and among the Company
                                           ---------
and the Stockholders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement;

     WHEREAS, the Agreement was amended on July 1, 1996, in order to effectuate a 100-to-1 Reverse Stock Split of the Company's authorized capital stock;

     WHEREAS, the Company wishes to issue additional options under the Company's 1995 Management Stock Option Plan (the "Plan") which issuance will not effect
                                        ----
any change in the relative ownership percentages of the Stockholders on a fully diluted basis;

     WHEREAS, the parties desire to amend this Agreement to reflect the increased number of shares reserved for issuance under the Company's 1995 Management Stock Option Plan and to permit future issuances of options under the Plan without the consent of the Stockholders if such issuances do not effect any change upon the relative ownership percentages of the Stockholders on a fully diluted basis;

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto mutually agree as follows:

     1. The definition of "Options" in Article I of the Agreement is hereby amended by deleting the number "1724.14" and substituting therefor "3198.04."

     2. The definition of "Options" in Article I of the Agreement is hereby further amended by adding the following parenthetical immediately after the words "shares":

          "(as the same may be adjusted, from time to time, by the Company's Board of Directors without the consent of the Stockholders; provided,
                                                                      --------
          that any such adjustment which would effect any change in the relative ownership percentages of the Stockholders on a fully diluted basis as set forth in the Stockholder Schedule attached hereto must be consented to by the Stockholders as provided in Section 8.4)"

     3. The Stockholder Schedule attached to the Agreement in the form attached hereto as Exhibit A is hereby amended and revised to read in its
                   ---------
entirety in the form attached hereto as Exhibit B.
                                        ---------

     4. Except as herein amended, the Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof, " "herein" or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

     5. By executing and delivering this Amendment, each Stockholder hereby consents to the reservation of shares under the Plan and hereby authorizes the officers of the Company to do or cause to be done all acts necessary to effectuate the foregoing.

     6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                                        JACKSON PRODUCTS, INC.


                                        By: /s/ Christopher T. Paule
                                           --------------------------------
                                             Name: Christopher T. Paule
                                             Title:   Vice President


                                        Leucadia Investors, Inc.


                                        By: /s/ Mark Hornstein
                                           --------------------------------
                                             Name:  Mark Hornstein
                                             Title: Assistant V.P.


                                        John W. Jordan, II Revocable Trust


                                        By: /s/ John W. Jordan, II,
                                           --------------------------------
                                           John W. Jordan, II, Trustee


                                            /s/ David W. Zalaznick
                                        -----------------------------------
                                        David W. Zalaznick


                                            /s/ Jonathan F. Boucher
                                        -----------------------------------
                                        Jonathan F. Boucher


                                            /s/ John R. Lowden
                                        -----------------------------------
                                        John R. Lowden


                                           /s/ Adam E. Max
                                        -----------------------------------
                                        Adam E. Max

                                           /s/ John M. Camp, III
                                        -----------------------------------
                                        John M. Camp, III



                                        John M. Camp, III Profit Sharing Plan
                                        DTD 1/1/88

                                        By: /s/ John M. Camp, III, Trustee
                                           ------------------------------
                                           John M. Camp, III, Trustee


                                            /s/ A. Richard Caputo, Jr.
                                        -----------------------------------
                                        A. Richard Caputo, Jr.


                                        James E. Jordan, Jr. Profit Sharing
                                        Plan and Trust

                                        By: /s/ James E. Jordan, Jr.,
                                           --------------------------------
                                           James E. Jordan, Jr., Trustee


                                            /s/ Paul R. Rodzevik
                                        -----------------------------------
                                        Paul R. Rodzevik


                                        MANAGEMENT STOCKHOLDERS:


                                            /s/ Ronald C. Boeger
                                        -----------------------------------
                                        Ronald C. Boeger


                                            /s/ John L. Bortle
                                        -----------------------------------
                                        John L. Bortle


                                            /s/ Robert H. Elkin
                                        -----------------------------------
                                        Robert H. Elkin


                                            /s/ John L. Garavaglia
                                        -----------------------------------
                                        John L. Garavaglia


                                            /s/ Allan A. Huning
                                        -----------------------------------
                                        Allan A. Huning

                                            /s/ Mark A. Kolmer
                                        -----------------------------------
                                        Mark A. Kolmer


                                            /s/ Darold G. Oltjenbruns
                                        -----------------------------------
                                        Darold G. Oltjenbruns


                                            /s/ John M. Pappas
                                        -----------------------------------
                                        John M. Pappas


                                            /s/ Christopher T. Paule
                                        -----------------------------------
                                        Christopher T. Paule


                                            /s/ Michael C. Taylor
                                        -----------------------------------
                                        Michael C. Taylor


                                        MCIT PLC


                                        By: /s/ James E. Jordan, Jr.
                                           --------------------------------
                                           Name:  James E. Jordan, Jr.
                                           Title: Director


                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                          COMPANY


                                        By: /s/ Michael L. Klofas
                                           --------------------------------
                                           Name:  Michael L. Klofas
                                           Title: Managing Director

                                      MASSMUTUAL PARTICIPATION INVESTORS


                                      The name MassMutual Participation
                                      Investors is the designation of the
                                      Trustees under a Declaration of Trust
                                      dated April 7, 1988, as amended from time to time. The obligations of such Trust are not binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust individually, but the Trust's assets and property only shall be bound.



                                        By: /s/ Michael L. Klofas
                                           ------------------------------
                                         Name:  Michael L. Klofas
                                         Title: Investment Officer



                                      MASSMUTUAL CORPORATE INVESTORS


                                      The foregoing is executed on behalf of
                                      MassMutual Corporate Investors, organized under a Declaration of Trust, dated September 13, 1988, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property only shall be bound.



                                        By: /s/ Michael L. Klofas
                                           ------------------------------
                                         Name:  Michael L. Klofas
                                         Title: Investment Officer

                                      MASSMUTUAL CORPORATE VALUE PARTNERS

                                        By: Massachusetts Mutual Life Insurance
                                        Company, as Investment Adviser


                                        By: /s/ Michael L. Klofas
                                           ------------------------------
                                           Name:  Michael L. Klofas
                                           Title: Managing Director


                                      THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                        COMPANY


                                        By: /s/ J. Thomas Christofferson
                                           --------------------------------
                                           Name:  J. Thomas Christofferson
                                           Title: Vice President


                                        JOHN HANCOCK MUTUAL LIFE INSURANCE
                                          COMPANY


                                        By: /s/ Dana Donovan
                                           --------------------------------
                                           Name:  Dana Donovan
                                           Title: Sr. Investment Manager


                                        SAFETY PARTNERS, L.P.


                                        By: /s/ Jerry M. Gluck
                                           --------------------------------
                                           Name:  Jerry M. Gluck
                                           Title: Executive Vice President

                                                                       EXHIBIT A
                                                                       ---------


                      Stockholders Schedule as of 12/1/96
                      -----------------------------------

                                                                       EXHIBIT B
                                                                       _________

                       Stockholders Schedule as of 6/1/97
                       ----------------------------------